EXHIBIT 23.2


            CONSENT OF RICHARDSON & COMPANY, INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tehama Bancorp 1999 Stock Option Plan and Tehama Bancorp 1994 Stock Option Plan of our report dated January 14, 2000, with respect to the financial statements of Humboldt Bancorp included in its Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                   RICHARDSON & COMPANY

Sacramento, California
March 28, 2001